      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1999


                                                      REGISTRATION NO. 333-71069
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-3
                           -------------------------
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND

            POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION STATEMENT

                           ON FORM S-3 (NO. 33-59675)
                           -------------------------

                                   EG&G, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   MASSACHUSETTS                                        04-2052042
           (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

                           -------------------------

                               45 WILLIAM STREET
                         WELLESLEY, MASSACHUSETTS 02481
                                 (781) 237-5100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------

                                ROBERT F. FRIEL
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                                   EG&G, INC.
                               45 WILLIAM STREET
                         WELLESLEY, MASSACHUSETTS 02481
                                 (781) 237-5100
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                           -------------------------

                                   COPIES TO:

              DAVID E. REDLICK, ESQ.                               DAVID C. CHAPIN, ESQ.
              HAL J. LEIBOWITZ, ESQ.                                   ROPES & GRAY
                 HALE AND DORR LLP                                ONE INTERNATIONAL PLACE
                  60 STATE STREET                               BOSTON, MASSACHUSETTS 02110
            BOSTON, MASSACHUSETTS 02109                               (617) 951-7000
                  (617) 526-6000

                           -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           -------------------------

     THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION STATEMENT NO. 33-59675, WHICH WAS DECLARED EFFECTIVE ON SEPTEMBER 27, 1995. SUCH POST-EFFECTIVE AMENDMENT NO. 5 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH
SECTION 8(c) OF THE SECURITIES ACT OF 1933. PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO $35,000,000 OF DEBT SECURITIES PREVIOUSLY REGISTERED BUT NOT SOLD UNDER THE REGISTRANT'S REGISTRATION STATEMENT NO. 33-59675. THE $35,000,000 OF DEBT SECURITIES REMAINING UNSOLD FROM REGISTRATION STATEMENT NO. 33-59675 IS HEREBY COMBINED WITH THE $465,000,000 OF SECURITIES REGISTERED PURSUANT TO THIS REGISTRATION STATEMENT TO ENABLE THE REGISTRANT TO OFFER AN AGGREGATE AMOUNT OF $500,000,000 OF SECURITIES PURSUANT TO THE COMBINED PROSPECTUS.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION.  DATED MAY 27, 1999.


                                  $500,000,000

                                   EG&G, INC.

                                  Common Stock
                                Preferred Stock
                               Depositary Shares
                                Debt Securities
                                    Warrants
                            Stock Purchase Contracts
                              Stock Purchase Units
                            ------------------------
     EG&G, Inc. may from time to time issue up to $500,000,000 aggregate principal amount of common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and/or stock purchase units. The accompanying prospectus supplement will specify the terms of the securities.

                            ------------------------

     EG&G may sell these securities to or through underwriters, and also to other purchasers or through agents. Goldman, Sachs & Co. and Merrill Lynch & Co. may be among these underwriters or agents. The names of the underwriters or agents will be set forth in the accompanying prospectus supplement.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

GOLDMAN, SACHS & CO.                                         MERRILL LYNCH & CO.
                            ------------------------
                     Prospectus dated              , 1999.

                               TABLE OF CONTENTS

About this Prospectus.......................................   2
Where You Can Find More Information.........................   2
Certain Forward-Looking Statements..........................   3
EG&G, Inc...................................................   3
Ratios of Earnings to Fixed Charges.........................   4
Use of Proceeds.............................................   5
The Securities We May Offer.................................   5
Description of Capital Stock................................   6
Description of Depositary Shares............................  15
Description of Debt Securities..............................  18
Description of Warrants.....................................  29
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................  33
Book-Entry Securities.......................................  33
Plan of Distribution........................................  35
Validity of Securities......................................  36
Experts.....................................................  36

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms located at:

     - 450 Fifth Street, N.W.
       Washington, D.C. 20549;

     - 7 World Trade Center
       New York, New York 10048; and

     - Citicorp Center
       500 West Madison Street
       Chicago, Illinois 60661.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

     Our common stock is listed and traded on the New York Stock Exchange. We will refer to the New York Stock Exchange as the "NYSE" in this prospectus. You may also inspect the information we file with the SEC at the NYSE, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

     - Our Annual Report on Form 10-K for the fiscal year ended January 3, 1999 filed with the SEC on March 30, 1999;


     - Our Quarterly Report on Form 10-Q for the period ended April 4, 1999 (as amended by Forms 10-Q/A filed May 24, 1999 and May 26, 1999);


     - Our Current Reports on Form 8-K filed with the SEC on December 30, 1998 (as amended by Forms 8-K/A filed February 26, 1999, March 10, 1999 and March 30, 1999); January 25, 1999; March 5, 1999; March 15, 1999; May 6,
       1999; and May 7, 1999;

     - The description of EG&G's common stock, which is contained in our Registration Statement on Form 8-A (File No. 1-05075) filed with the SEC on May 3, 1965, as this description may be amended from time to time; and

     - The description of EG&G's preferred stock purchase rights, which is contained in our Registration Statement on Form 8-A (File No. 1-05075) filed with the SEC on February 9, 1995, as amended by Amendment No. 1 to Form 8-A (File No. 1-05075) filed with the SEC on February 9, 1995, as this description may be further amended from time to time.

     Each of these documents is available from the SEC's web site and public reference rooms described above. You may also request a copy of these filings, excluding exhibits, at no cost by writing or telephoning us at the following address:

     Vice President of Investor Relations
     EG&G, Inc.
     45 William Street
     Wellesley, Massachusetts 02481
     (781) 237-5100

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.

     We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                       CERTAIN FORWARD-LOOKING STATEMENTS

     Certain statements in this prospectus and in the documents incorporated by reference in this prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. For this purpose, any statements contained in this prospectus or incorporated by reference in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by the forward-looking statements included or incorporated by reference in this prospectus, including among others, the factors included in the filings and documents incorporated by reference in this prospectus.

                                   EG&G, INC.

     EG&G is a global technology company that designs and manufactures products for medical, aerospace, semiconductor and a wide range of other markets and delivers skilled support services to government and industrial customers. In 1998, we had sales of $1.4 billion from continuing operations. As of May 2, 1999, EG&G and its subsidiaries employed approximately 13,000 persons.

     We classify our continuing operations into five operating segments:

     - LIFE SCIENCES. Our Life Sciences operating segment manufactures instrument systems and related products used for cell and disease research. These systems are used in university and pharmaceutical research facilities, hospitals and clinical laboratories around the world. In fiscal 1998, our Life Sciences operating segment had sales of $148 million from continuing operations.

     - OPTOELECTRONICS. Our Optoelectronics operating segment designs and manufactures sensors, specialty light bulbs and optical and electronic parts for industrial, consumer and medical applications. In fiscal 1998, our Optoelectronics operating segment had sales of $269 million from continuing operations.

     - INSTRUMENTS. Our Instruments operating segment is a leading manufacturer of X-ray security products, an advanced food inspection system and a wide range of analytical instruments for process measurement, nuclear, electrochemical and photolithography applications. In addition, our Instruments operating segment conducts lubricant and structural testing simulations for the transportation industry. In fiscal 1998, our Instruments operating segment had sales of $247 million from continuing operations.

     - ENGINEERED PRODUCTS. Our Engineered Products operating segment designs and manufactures advanced seals, sealing systems and devices, valves and pneumatic systems and components to control gas, fluid and air flow. In fiscal 1998, our Engineered Products operating segment had sales of $168 million from continuing operations.

     - TECHNICAL SERVICES. Our Technical Services operating segment provides management, engineering, scientific, technical and operations support services to industry and government customers. In fiscal 1998, our Technical Services operating segment had sales of $554 million from continuing operations.

     EG&G was incorporated in Massachusetts in 1947. Our principal and executive offices are located at 45 William Street, Wellesley, Massachusetts 02481, and our telephone number is (781) 237-5100. Our internet address is http://www.egginc.com.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The ratios of earnings to fixed charges are computed by dividing income from continuing operations before income taxes and fixed charges, as adjusted for certain equity method investments, by fixed charges. Fixed charges consist of interest on all indebtedness, including capital lease obligations, amortization of debt expenses and a percentage of rental expense of operating leases that represents interest. Our consolidated ratios of earnings to fixed charges for each of the periods indicated are as follows:





                                                 FISCAL YEARS ENDED                             THREE MONTHS ENDED
                        ---------------------------------------------------------------------   -------------------
                        JANUARY 1,   DECEMBER 31,   DECEMBER 29,   DECEMBER 28,   JANUARY 3,         APRIL 4,
                           1995          1995           1996           1997          1999              1999
                        ----------   ------------   ------------   ------------   -----------   -------------------
Ratio of earnings to
  fixed charges.......     --(1)         6.80x          5.14x         4.05x          9.68x             4.15x


---------------

(1) The deficiency of earnings to cover fixed charges for the fiscal year ended January 1, 1995 was $17.4 million.

                                USE OF PROCEEDS

     Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, among other things:

     - the repayment of outstanding indebtedness;

     - working capital;

     - capital expenditures;

     - the repurchase of shares of common stock; and

     - acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds.

                          THE SECURITIES WE MAY OFFER

     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. The particular terms of the securities offered by any prospectus supplement will be described in the prospectus supplement relating to the securities. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

     We may sell from time to time, in one or more offerings:

     - common stock;

     - preferred stock;

     - depositary shares;

     - debt securities;

     - warrants to purchase any of the securities listed above;

     - stock purchase contracts to purchase common stock, preferred stock or depositary shares; and/or

     - stock purchase units consisting of a stock purchase contract and either debt securities or debt obligations of certain third parties.

     In this prospectus, we will refer to the common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units collectively as "securities." The total dollar amount of all securities that we may issue will not exceed $500,000,000.

     If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

     This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities. For the complete terms of our common stock and preferred stock, please refer to our charter, bylaws and stockholder rights plan that are incorporated by reference into the registration statement which includes this prospectus. The terms of these securities may also be affected by the Massachusetts General Laws. While the terms summarized below will apply generally to any future common stock or preferred stock that we may offer, the particular terms of any series of these securities will be described in more detail in the applicable prospectus supplement and may vary from the terms summarized below.

     Under our charter our authorized capital stock consists of 100,000,000 shares of common stock, $1.00 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

COMMON STOCK

     As of May 2, 1999, EG&G had 45,216,000 shares of common stock issued and outstanding. Each outstanding share of common stock currently has attached to it one preferred share purchase right issued under our stockholder rights plan, which is summarized below. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

  VOTING

     For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on the books of EG&G. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, of which there currently is none, persons who hold more than 50% of the outstanding common stock entitled to elect members of the board of directors can elect all of the directors who are up for election in a particular year.

  DIVIDENDS

     If our board of directors declares a dividend, holders of common stock will receive payments from the funds of EG&G that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is outstanding.

  LIQUIDATION

     If EG&G is dissolved, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold preferred stock, if any is outstanding.

  OTHER RIGHTS AND RESTRICTIONS

     Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by EG&G. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

     When we issue shares of common stock, the shares will be fully paid and non-assessable. Massachusetts law provides that, if we make a distribution to our stockholders other than a distribution of our capital stock, when we are insolvent, or that renders us insolvent, then our stockholders would be required to pay back to us the amount of the distribution we made to them, or the portion of the distribution that causes us to become insolvent.

  LISTING

     Our common stock is listed on the NYSE.

  TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Boston EquiServe, L.P.

PREFERRED STOCK

     As of May 2, 1999, we had no shares of preferred stock outstanding. Our charter authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock. The general terms of our undesignated preferred stock are described below under the caption "-- Undesignated Preferred Stock."

     As of the date of this prospectus, our board of directors had designated 70,000 shares of preferred stock as "Series C Junior Participating Preferred Stock" in connection with our stockholder rights plan. The rights, preferences and privileges of the Series C Preferred Stock are described below.

  SERIES C PREFERRED STOCK

     Our Board has reserved the Series C Preferred Stock for issuance in connection with our stockholder rights plan, which is described below. As of March 5, 1999, there were no shares of Series C Preferred Stock outstanding. The following description is a summary of all the material terms of our Series C Preferred Stock. It does not restate these terms in their entirety. We urge you to read our charter because it, and not this description, defines the rights of holders of Series C Preferred Stock. We have filed a copy of our charter as an exhibit to the registration statement which includes this prospectus. This summary of our Series C Preferred Stock is not complete and is qualified by reference to our charter.

     VOTING. Each share of Series C Preferred Stock is entitled to 1,000 votes, subject to adjustment. Except as provided below, each share of Series C Preferred Stock votes together with the holders of common stock and all other capital stock of EG&G on all matters voted on by stockholders.

     In the event that we fail to pay six quarterly dividends on the Series C Preferred Stock, the holders of the Series C Preferred Stock, voting as a single class, will have the right to elect two members of our board of directors. Any director elected by the holders of Series C Preferred Stock may be removed with or without cause by such holders. The terms of all directors elected under this provision will terminate when the dividend arrearage is fully paid and, in addition, we have paid at least one regular dividend after the curing of the arrearage.

     Without the vote of at least two-thirds of the outstanding shares of Series C Preferred Stock, we may not alter or repeal any provisions in our charter so as to adversely affect the rights of the Series C Preferred Stock.

     DIVIDENDS. With respect to the payment of dividends and the distribution of assets, the Series C Preferred Stock ranks junior to all series of all other series of preferred stock, unless the terms of a particular series provide otherwise. The holders of shares of Series C Preferred Stock are entitled to cash dividends equal to the greater of (a) $1.00 or (b) 1,000 times the per share amount of all cash dividends and 1,000 times the per share amount of all non-cash dividends, other than dividends payable in common stock or by a subdivision of the outstanding common stock, which have been declared on the common stock since the preceding quarterly dividend payment date. Dividends on the Series C Preferred Stock are payable quarterly on the first day of March, June, September and December each year.

     Our board of directors must declare a dividend on the Series C Preferred Stock after it declares any dividend on the common stock, other than dividends payable in common stock. However, if our board of directors does not declare a dividend on the common stock during the period between quarterly dividend payment dates, a dividend of $1.00 per share of Series C Preferred Stock will still be payable on the following quarterly dividend payment date. Dividends begin to accrue and accumulate on outstanding shares of Series C Preferred Stock from the quarterly dividend payment date preceding the date of issuance of such shares.

     LIQUIDATION. If EG&G liquidates, dissolves or winds up, then:

     - we must pay the holders of outstanding shares of Series C Preferred Stock, before we make any payment to the holders of shares of stock ranking junior to the Series C Preferred Stock, an amount equal to $1,000 per share, plus all unpaid accrued dividends or, if greater, an amount equal to 1,000 times the amount to be paid to holders of common stock; and

     - we may not make any distribution to the holders of shares of stock ranking on a parity with the Series C Preferred Stock, except for distributions made ratably to the holders of Series C Preferred Stock and other preferred stocks.

     For purposes of this liquidation preference, neither the consolidation, merger or other business combination of EG&G with another entity nor the sale of all or any of our property, assets or business will be treated as a liquidation, dissolution or winding up of EG&G.

     MERGER, CONSOLIDATION, ETC. If we are a party to any merger, consolidation or similar transaction in which shares of common stock are exchanged or changed into stock or securities of another entity, cash or property of another entity, then the Series C Preferred Stock will be exchanged or changed into an amount per share equal to 1,000 times the amount of consideration into which or for which each share of common stock is changed or exchanged in such merger, consolidation or similar transaction.

     ADJUSTMENTS FOR STOCK SPLITS AND OTHER EVENTS. In the event that we declare a dividend on our common stock that is payable in common stock or we effect a subdivision, combination or consolidation of the outstanding shares of our common stock into a greater or lesser number of shares, then the dividend, liquidation and merger or consolidation amounts payable to holders of Series C Preferred Stock will be increased or reduced in proportion to the resulting increase or decrease in the total number of shares of common stock outstanding.

     CERTAIN RESTRICTIONS. If any quarterly dividends payable on the Series C Preferred Stock are in arrears, then, until all of these unpaid dividends have been paid in full, we may not:

     - declare or pay dividends on any shares of stock ranking junior to the Series C Preferred Stock;

     - declare or pay any dividends on any shares of stock ranking on a parity with the Series C Preferred Stock, except ratably among all of these parity stocks;

     - redeem any stock ranking junior to the Series C Preferred Stock, unless we redeem the junior stock by issuing additional shares of stock ranking junior to the Series C Preferred Stock; or

     - redeem any shares of Series C Preferred Stock or shares of stock ranking on a parity with the shares of Series C Preferred Stock, except in accordance with a purchase offer to all holders of these series or classes upon terms that the board of directors deems fair and equitable.

     We may not permit any of our subsidiaries to purchase any shares of EG&G stock, unless we are able at such time to purchase shares in accordance with the terms described in the preceding paragraph.

     REDEMPTION. We may not redeem the Series C Preferred Stock.

     FRACTIONAL SHARES. We may issue the Series C Preferred Stock in fractions of a single share, but each fraction must be a multiple of one one-thousandth of a share. Each fractional share of Series C Preferred Stock will have proportionate voting, dividend, liquidation and other rights as discussed above.

  UNDESIGNATED PREFERRED STOCK

     This summary of the undesignated preferred stock relates to terms and conditions that we expect will apply to all series of the preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of any series of preferred stock offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

     The following description, together with the applicable prospectus supplements, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our charter and the applicable certificate of designation because they, and not this description, define the rights of any holders of preferred stock. We have filed our charter as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designations before the issuance of any series of preferred stock.

     GENERAL. The applicable prospectus Supplement will describe the following terms of each series of preferred stock:

     - the designation of the series and the number of shares offered;

     - the amount of the liquidation preference per share;

     - the initial public offering price of the shares to be sold;

     - the dividend rate applicable to the series, the dates on which dividends will be payable and the dates from which dividends will begin to accumulate, if any;

     - any redemption or sinking fund provisions;

     - any conversion or exchange rates;

     - any antidilution provisions;

     - any additional voting and other rights, preferences, privileges and restrictions;

     - any listing of the series on an exchange;

     - the relative ranking of the series as to dividend rights and rights upon liquidation, dissolution or winding up of EG&G; and

     - any other terms of the series.

     Upon receipt of the purchase price, the shares of preferred stock that we issue will be fully paid and nonassessable. The liquidation price or preference of any series of preferred stock is not indicative of the price at which the shares will actually trade after the date of issuance.

     Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will issue preferred stock under these circumstances only if it determines that the issuance is in the best interests of EG&G and its stockholders. In addition, the terms of a series of preferred stock might discourage a potential acquiror from attempting to acquire EG&G in a manner that changes the composition of our board of directors, even when a majority of our stockholders believe that an acquisition under these circumstances would be in their best interests or when stockholders would receive a premium for their stock over the then current market price.

     The NYSE currently requires us to obtain the approval of our stockholders before listing securities for trading on the NYSE under some circumstances, including:

     - some issuances to our directors, officers, substantial security holders and other closely-related parties;

     - issuances relating to a private sale of our common stock at a price below the book or fair market value of our common stock that increase the total number of shares of our common stock outstanding by 20% or more; and

     - issuances that will result in a change of control of EG&G.

     VOTING. Except as described below, no series of preferred stock will have voting rights. Under Massachusetts law, however, a holder of our capital stock is generally entitled to vote whenever an amendment of our charter would adversely affect the rights of the class of securities held by the holder. If we wish to amend our charter and the amendment would adversely affect the rights of a particular class or series of our capital stock, we would be required to obtain the affirmative vote of at least two-thirds of the shares of that class or series. Under these circumstances, all series of a class of capital stock that are adversely affected in the same manner vote together as one class, and any other series that is adversely affected in a different manner votes as a separate class.

     Without the vote of the holders of two-thirds of the then outstanding shares of a series of preferred stock voting as a single class together with the holders of shares of all other series of preferred stock entitled to vote on the following matters, we may not:

     - authorize or issue any shares of a class or series of stock ranking senior to the series of preferred stock; or

     - approve any amendment to our charter or applicable certificate of designations, which would materially and adversely affect the series of preferred stock.

     An amendment which (a) increases the number of authorized shares or authorizes the creation or issuance of any stock ranking junior to or on a parity with such series of preferred stock, or (b) reflects a change in control of EG&G in which EG&G is not the surviving entity, will not be deemed to materially and adversely affect such series of preferred stock.

     In addition, if six quarterly dividend payments on a series of preferred stock have accrued but remain unpaid, then the holders of this series of preferred stock:

     - will have one vote per share; and

     - will have the right, voting together as a single class with the holders of shares of all other series of preferred stock entitled to vote for the election of directors, other than the Series C Preferred Stock, to elect two members to our board of directors.

This voting right will continue until dividends on this series of preferred stock have been paid in full for four consecutive dividend periods. Directors elected in this fashion will hold office for a term expiring on the earlier of the payment by EG&G of dividends on this series of preferred stock for four consecutive dividend periods or the next annual meeting of stockholders.

     As described below under the caption "Description of Depositary Shares," if EG&G elects to issue depositary shares, each depositary share will, in effect, be entitled to a fraction of a vote per depositary share.

     RANK. Each series of preferred stock will, with respect to dividend and liquidation rights, rank senior to common stock and the Series C Preferred Stock. All shares of each series of preferred stock will be of equal rank with each other. Each series of preferred stock may vary as to rank and priority with other series of preferred stock.

     DIVIDENDS. Holders of each series of preferred stock will be entitled to receive, if declared by our board of directors, cash dividends, payable on the dates and at the rates as described in the applicable prospectus supplement. Dividends will be cumulative and will accrue from the date stated in the applicable prospectus supplement.

     No dividends may be declared or paid on a series of preferred stock ranking on a parity with or junior to the series of preferred stock offered by the applicable prospectus supplement for any period unless dividends have been or are at the same time declared and paid on the offered series of preferred stock. Any dividend paid on a series of preferred stock and any other parity preferred stock in an amount that is less than the full amount of the dividend entitled to be received by this series of preferred stock and other parity preferred stock will be paid ratably among all holders of this series of preferred stock and parity preferred stock. We will not pay any interest on any dividends that are in arrears.

     If we have not paid dividends in full on the series of preferred stock offered by the applicable prospectus supplement, then we may not:

     - declare or pay cash dividends on any junior stock, including common stock and Series C Preferred Stock;

     - repurchase or redeem any shares of junior stock or pay any monies into a sinking fund for the redemption of any of these shares, unless we convert or exchange the repurchased or redeemed stock for junior stock; or

     - repurchase or redeem any series of preferred stock ranking on a parity with the offered series of preferred stock or pay any monies into a sinking fund for the redemption of any of these shares, unless we (a) repurchase or redeem on a pro rata basis all or a part of the outstanding parity preferred stock or (b) convert or exchange the redeemed or repurchased stock for junior stock.

     Any dividend payment made on a series of preferred stock will first be credited against the earliest accrued but unpaid dividends due on the series.

     LIQUIDATION. Unless otherwise specified in the applicable prospectus supplement, if EG&G liquidates, dissolves or winds up, then the holders of a series of preferred stock will be entitled to receive, subject to the rights of creditors, but before any payment to the holders of common stock or any other junior stock, an amount equal to the liquidation preference per share described in the applicable prospectus supplement. In addition to this liquidation preference, holders of preferred stock will also be entitled to receive accrued and unpaid dividends on their shares of preferred stock, if such dividends are cumulative.

     If the amounts available for distribution upon liquidation, dissolution or winding up of EG&G are not sufficient to satisfy the full liquidation rights of all outstanding series of preferred stock and all stock ranking on a parity with this preferred stock, then the holders of each series of stock will share ratably in the distribution, which, in the case of preferred stock, may include a cumulative dividend.

     After payment of the full amount of the liquidation preference, the holders of a series of preferred stock will not be entitled to any further participation in the distribution of assets by EG&G.

     CONVERSION OR EXCHANGE. The terms, if any, on which preferred stock of any series may be converted or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

     REDEMPTION. The applicable prospectus supplement will describe the terms, if any, on which we may redeem any series of preferred stock. We will cancel all redeemed or repurchased shares of a series of preferred stock and restore these shares to the status of authorized but unissued shares of preferred stock.

     OTHER RIGHTS. The applicable prospectus supplement will describe any other preferences, voting powers or relative participating, optional or other special rights of a series of preferred stock. The holders of preferred stock will not have any preemptive rights to subscribe for any securities of EG&G.

     TITLE. EG&G, the transfer agent and registrar for a series of preferred stock and any agent of EG&G or such transfer agent and registrar may treat the registered owner of preferred stock of the series as the absolute owner of the preferred stock for all purposes.

     TRANSFER AGENT AND REGISTRAR. The applicable prospectus supplement will name the transfer agent and registrar for each series of preferred stock.

STOCKHOLDER RIGHTS PLAN

     On January 25, 1995, our board of directors adopted a stockholder rights plan. Under our stockholder rights plan, each of our common stockholders received a dividend of one "preferred stock purchase right" for each outstanding share of common stock that the stockholder owned. We refer to these preferred stock purchase rights as the "Rights." The Rights trade automatically with our shares of common stock and become exercisable only under certain circumstances described below.

     The purpose of the Rights is to encourage potential acquirors to negotiate with our board of directors before attempting a takeover bid and to provide our board of directors with leverage in negotiating on behalf of our stockholders the terms of any proposed takeover. The Rights may have certain antitakeover effects. They should not, however, interfere with any merger or other business combination approved by our board of directors.

     The following description is a summary of all the material terms of our stockholder rights plan. It does not restate these terms in their entirety. We urge you to read our stockholder rights plan because it, and not this description, defines the terms and provisions of our plan. We have filed a copy of our rights agreement as an exhibit to our Registration Statement on Form 8-A, as amended, which was filed with the SEC on February 9, 1995 and which is incorporated by reference into the registration statement which includes this prospectus. You may obtain a copy at no charge by writing to us at the address listed under the caption "Where You Can Find More Information."

  EXERCISE OF RIGHTS

     Until a Right is exercised, the holder of a Right will not have any rights as a stockholder. When the Rights become exercisable, holders of the Rights will be able to purchase from us a unit equal to 1/1000th of a share of our Series C Preferred Stock, at a purchase price of $60 per unit.

     In general, the rights will become exercisable upon the earlier of:

     - ten days following a public announcement by us that a person or group has acquired beneficial ownership of 20% or more of the outstanding shares of common stock; or

     - ten business days after the beginning of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the common stock.

  FLIP IN EVENT

     If a person or group becomes the beneficial owner of 20% or more of our common stock, then each Right will then entitle its holder to receive, upon exercise, a number of shares of our common stock which is equal to (a) the exercise price of the right divided by (b) one-half of the market price of our common stock on the date of the occurrence of this event. We refer to this occurrence as a "flip in event." A flip in event does not occur if there is an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in EG&G's best interests.

  FLIP OVER EVENT

     If at any time after a person or group becomes the beneficial owner of 20% or more of our common stock, (a) EG&G is acquired in a merger or other transaction in which EG&G does not survive or in which our common stock is changed or exchanged or (b) 50% or more of EG&G's assets or earning power is sold or transferred, then each holder of a Right will be entitled to receive, upon exercise, a number of shares of common stock of the acquiring company in the transaction equal to (1) the exercise price of the Right divided by (2) one-half of the market price of the acquiring company's common stock on the date of the occurrence of this event. This exercise right will not occur if the merger or other transaction follows an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in EG&G's best interests.

  EXCHANGE OF RIGHTS

     At any time after a flip in event, our board of directors may exchange the Rights by providing to the holder one share of our common stock or one one-thousandth of a share of our Series C Preferred Stock for each of the holder's Rights.

  REDEMPTION OF RIGHTS

     At any time until ten days after the date on which a person or group acquires beneficial ownership of 20% or more of the outstanding shares of our common stock, we may redeem the Rights at a price of $.01 per Right. The Rights will expire on the close of business on February 8, 2005, subject to earlier expiration or termination as described in our stockholder rights plan.

CERTAIN PROVISIONS OF EG&G'S
BYLAWS AND MASSACHUSETTS LAW

  EG&G'S BYLAWS

     EG&G's bylaws impose restrictions and limitations on the ability of stockholders to call special meetings of stockholders. For example, requests for stockholder meetings may be made only during limited periods of time and must be made by a group of stockholders holding at least 40%, or, if less, the maximum percentage permitted by law, of the outstanding capital stock entitled to vote at the meeting.

  BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

     The Massachusetts General Laws contain antitakeover provisions regarding, among other things, business combinations with an affiliated stockholder. In general, the Massachusetts General Laws prevent a publicly held Massachusetts corporation from engaging in a "business combination" as defined in the Massachusetts General Laws with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     - before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

     - the interested stockholder acquires 90% of the outstanding voting stock of the corporation at the time it becomes an interested stockholder; or

     - the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

An "interested stockholder" is generally a person owning more than 5% of the outstanding voting stock of the corporation. A business combination includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder which result in a financial benefit to the interested stockholder.

  CONTROL SHARE ACQUISITIONS

     EG&G has elected to opt out of the control share acquisitions provision of the Massachusetts General Laws. EG&G could, however, opt into these control share acquisitions provisions at any time by amending its bylaws.

     In general, the control share acquisitions provision of the Massachusetts General Laws provides that any person, including his or her affiliates, who acquires shares of a corporation that is subject to the control share acquisitions statute and whose shares represent one-fifth or more, one-third or more, or a majority or more of the voting power of the corporation in the election of directors cannot exercise any voting power with respect to those shares, or any shares acquired by the person within 90 days before or after an acquisition of this nature, unless these voting rights are authorized by the stockholders of the corporation.

     The authorization of voting rights requires the affirmative vote of the holders of a majority of the outstanding voting shares, excluding shares owned by:

     - the person making an acquisition of this nature;

     - any officer of the corporation; and

     - any employee who is also a director of the corporation.

     There are several other types of share acquisitions that are not subject to this provision of the Massachusetts General Laws, including acquisitions of shares (a) under a tender offer, merger or consolidation which is made in connection with an agreement to which the corporation is a party and (b) directly from the corporation or a wholly owned subsidiary of the corporation.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following description, together with the applicable prospectus supplements, summarizes all the material terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares.

     This summary of depositary agreements, depositary shares and depositary receipts relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

GENERAL

     We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue "depositary receipts" for these "depositary shares." Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

     In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share of preferred stock held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

     Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for such definitive depositary receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash and non-cash distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that the distribution cannot be made proportionately or that it may not be feasible to make the distribution. If so, the depositary will, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale, public or private, of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. The amounts distributed by the depositary will be reduced by any amount required to be withheld by EG&G or the depositary on account of taxes.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

     After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary. If we deposit funds with the depositary to redeem depositary shares, and the holders fail to redeem their depositary receipts, the depositary will return the money to us within two years from the date on which we deposited the funds.

VOTING THE PREFERRED STOCK

     We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder's depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

WITHDRAWAL OF PREFERRED STOCK

     When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder's depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot "re-deposit" these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

AMENDMENT AND TERMINATION OF THE
DEPOSIT AGREEMENT

     EG&G and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

     We can terminate the deposit agreement at any time, as long as we provide at least 60 days' prior written notice to the depositary. If we terminate the deposit agreement, then within 30 days from the date the depositary receives our notice, the depositary will deliver whole or fractional shares of the related preferred stock to the holders of depositary shares, when they surrender their depositary receipts. The deposit agreement will terminate automatically after all outstanding depositary shares have been redeemed, or, in connection with any liquidation, dissolution or winding up of EG&G, after the final distribution of our assets has been made to the holders of the related series of preferred stock and, in turn, to the holders of depositary shares.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary shares will be required to pay transfer and other taxes and government charges, as provided in the deposit agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust corporation that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

     Neither the depositary nor EG&G will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both EG&G and the depositary will be obligated to use their best judgment and to act in good faith in performing their duties under the deposit agreement. Each of EG&G and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. EG&G and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party's risk to a satisfactory and customary level. EG&G and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

     The applicable prospectus supplement will identify the depositary's corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

TITLE

     EG&G, each depositary and any agent of EG&G or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of such depositary share is overdue and regardless of any notice to the contrary. See "Book-Entry Securities" below.

                         DESCRIPTION OF DEBT SECURITIES

     The following description, together with the applicable prospectus supplements, summarizes all the material terms and provisions of the debt securities that we may offer under this prospectus and the related trust indentures. The indentures under which debt securities will be issued contain additional important terms and provisions and are filed as exhibits to the registration statement which includes this prospectus.

     This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

GENERAL

     Senior debt securities will be issued under a senior indenture to be entered into by EG&G and The First National Bank of Chicago, as the senior trustee. Subordinated debt securities will be issued under a subordinated indenture to be entered into by EG&G and The First National Bank of Chicago, as the subordinated trustee.

     We conduct certain of our operations through our subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to the assets of any subsidiary of ours upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Our subsidiaries' creditors would include trade creditors, debt holders, secured creditors and taxing authorities. Neither the debt securities nor the indentures restrict us or any of our subsidiaries from incurring indebtedness.

     The indentures do not limit the aggregate principal amount of debt securities we may issue. We may issue debt securities under the indentures from time to time in one or more series. Unless otherwise specified in a prospectus supplement:

     - debt securities will be unsecured obligations of EG&G;

     - senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of EG&G; and

     - subordinated debt securities will be subordinate, in right of payment, to all senior debt, which is described below under "-- Subordination of Subordinated Debt Securities."

     EG&G will maintain an office or agency in the City of New York and at such other locations as it sees fit, which will be responsible for all payments of principal of, and premium, if any, and interest on, the debt securities and the registration of all transfers of debt securities.

     Unless the applicable prospectus supplement otherwise provides, we will issue debt securities only in fully registered form without coupons and in denominations of $1,000 or multiples of that amount. As described under "Book-Entry Securities" below, the debt securities may be issued in the form of one or more "book-entry securities" that will be deposited with or on behalf of a depositary. The depositary must be a clearing agent registered under the Exchange Act. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

     The applicable prospectus supplement will describe the following terms of the debt securities to be offered:

     - the title of the debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the person or entity to whom any interest will be payable, if that person or entity is not the registered owner of the debt securities;

     - the date or dates on which the principal of and premium, if any, on the debt securities is payable or the method of determining such date or dates;

     - the rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if any, and the date or dates from which interest, if any, will accrue;

     - the dates on which interest, if any, on the debt securities will be payable, and the regular record dates for interest payment dates or the method for determining these dates;

     - the place or places where the principal of, and premium, if any, and interest on, the debt securities will be payable;

     - any mandatory or optional sinking fund or similar provisions or provisions for mandatory redemption or redemption at the option of the holder;

     - the period or periods within which or the date, if any, after which and the price or prices at which the debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other terms of any such redemption provision;

     - if other than denominations of $1,000 or any multiple of that amount, the denominations in which the debt securities will be issuable;

     - if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity thereof;

     - the currency of payment of principal of, and premium, if any, and interest on, the debt securities;

     - any index, formula or other method used to determine the amount of payment of principal of, and premium, if any, and interest on, the debt securities;

     - the applicability of the provisions described below under "-- Defeasance of Debt Securities or Certain Covenants in Certain Circumstances," and the conditions under which these provisions will apply;

     - any additional, modified or different covenants applicable to the debt securities;

     - in the case of the subordinated debt securities, the applicability of the provisions described below under "-- Conversion or Exchange of Debt Securities;"

     - if the debt securities will be issuable only in the form of a global security as described below under "Book-Entry Debt Securities," the depositary or its nominee for the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

     - any event of default with respect to the debt securities of such series, in addition to ones set forth in the applicable indenture; and

     - any other terms of the debt securities.

     The debt securities may be offered and sold at a substantial discount below their stated principal amount. The applicable prospectus supplement will describe federal income tax consequences and other special considerations applicable to any such original issue discount debt securities. "Original issue discount debt securities" means any debt security which provides for an amount less than the principal amount of the debt security to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence of an event of default and the continuation of such event of default.

     We may also offer indexed debt securities under this prospectus. "Indexed debt securities" are debt securities having a principal amount payable upon maturity that is more or less than the original principal amount of such debt securities at the time of issuance.

     If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units, any debt securities are denominated in one or more foreign currencies or currency units, or the principal of, and premium, if any, or interest, if any, on, any debt securities is payable in one or more foreign currencies or currency units, then the restrictions, elections, material U.S. federal income tax considerations and other information with respect to the debt securities and the foreign currency or currency units will be described in the applicable prospectus supplement.

     If any index is used to determine the amount of payments of principal of, or premium, if any, or interest, if any, on, any series of debt securities, then the material U.S. Federal income tax, accounting and other considerations applicable to the use of the index will be described in the applicable prospectus supplement.

SUBORDINATION OF SUBORDINATED
DEBT SECURITIES

     Under the subordinated indenture, the payment of the principal of, premium, if any, and interest on, and any payments on the repurchase of, subordinated debt securities will be subordinated in right of payment to all senior debt.

     If EG&G pays or distributes its assets to creditors upon a liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings, then the holders of all senior debt will first be entitled to receive payment in full of all amounts due on the senior debt, or provision will be made for such payment in cash or cash equivalents in a manner satisfactory to the holders of senior debt, before the holders of subordinated debt securities will be entitled to receive any such payment.

     Holders of subordinated debt may, however, receive stock or securities of EG&G or another corporation in such a bankruptcy or reorganization of the nature described above if (a) the issuance of the stock or securities is authorized by the bankruptcy court and (b) the stock or securities are subordinated in right of payment to all outstanding senior debt to the same extent as the subordinated debt held by these holders.

     If the maturity of any subordinated debt is accelerated, then the holders of all senior debt will first be entitled to receive payment in full of all amounts due on this senior debt, or provision will be made for such payment in cash or cash equivalents in a manner satisfactory to the holders of senior debt, before the holders of the subordinated debt securities will be entitled to receive any such payment.

     No payments on account of principal of, premium, if any, or interest on, or any repurchase in respect of subordinated debt securities may be made if there is a default in any payment with respect to senior debt, or an event of default with respect to any senior debt permitting the holders of such senior debt to accelerate the maturity of the senior debt.

     "Senior debt" generally means the principal of, and premium, if any, and unpaid interest on, all present and future indebtedness and obligations of EG&G, unless the instrument creating or evidencing the indebtedness or obligation expressly provides that the indebtedness or obligation is not senior to payment of subordinated debt securities.

     The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

BOOK-ENTRY DEBT SECURITIES

     We may issue any series of debt securities in the form of one or more global securities. We will deposit these global securities with a depositary or its nominee identified in the applicable prospectus supplement. In this case, we will issue one or more global securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities.

     With certain exceptions, unless and until a global security is exchanged in whole or in part for debt securities in definitive registered form, the global security may not be registered for transfer or exchange, except as a whole by the depositary for the global security to a nominee of the depositary and except in the circumstances described in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the specific terms of the depositary arrangement for any portion of a series of debt securities to be represented by a global security. See the discussion below under "Book-Entry Securities."

CONVERSION OR EXCHANGE OF
DEBT SECURITIES

     The prospectus supplement will set forth the terms, if any, on which a series of subordinated debt securities may be converted into or exchanged for other securities of EG&G. These terms will include whether conversion or exchange is mandatory, or is at our option or the option of the holder. We will also describe how we will calculate the number of securities that holders of subordinated debt securities would receive if they were to convert or exchange their debt securities.

CERTAIN RESTRICTIVE PROVISIONS

  LIMITATION ON LIENS

     The senior indenture contains a covenant that we will not, and will not permit any of our restricted subsidiaries to, create, issue, assume, incur or guarantee any secured funded debt without first insuring that the senior debt securities will be secured equally and ratably with, or senior to, the secured funded debt. This covenant will not prevent us or any of our restricted subsidiaries from creating, issuing, assuming, incurring or guaranteeing:

     - secured funded debt that is owed to EG&G or another of our restricted subsidiaries;

     - secured funded debt resulting from a lien, pledge or other encumbrance on our property or the property of a restricted subsidiary in favor of the United States, any state, or any related agency to secure partial, progress, advance or other payments or performance under any contract or statute;

     - secured funded debt that is secured by a lien, pledge or other encumbrance on property, shares of stock or indebtedness of any entity at the time that the entity becomes a restricted subsidiary;

     - secured funded debt secured by a lien, pledge or other encumbrance on property existing on the property at the time of the acquisition or lease of the property by EG&G or a restricted subsidiary, or created or incurred within 120 days after the date of the acquisition or lease, including any acquisition through merger or consolidation, of the property, stock or indebtedness;

     - secured funded debt secured by a lien, pledge or other encumbrance incurred or assumed in connection with the issuance of revenue bonds, the interest on which is exempt from federal income tax;

     - with respect to any series of senior debt securities, any secured funded debt existing on the date of issuance of the series of senior debt securities;

     - secured funded debt secured by a lien, pledge or other encumbrance on property of an entity which exists at the time that the entity is merged or consolidated with EG&G or a restricted subsidiary, or of the sale, lease or other disposition of all or substantially all of the properties of an entity to EG&G or a restricted subsidiary;

     - secured funded debt incurred to purchase inventory, equipment or other property acquired or held by EG&G or a restricted subsidiary that is secured by a lien, pledge or other encumbrance on the inventory, equipment or property, or to construct or improve any property of EG&G or a restricted subsidiary;

     - secured funded debt, if immediately after incurrence or issuance of the secured funded debt, the sum of all (a) outstanding secured funded debt of EG&G and our restricted subsidiaries incurred as described in this subparagraph and (b) attributable debt of EG&G and our restricted subsidiaries in respect of sale and leaseback transactions, does not exceed 10% of consolidated net tangible assets (the "10% Limit"); and

     - any extension, renewal or replacement of any secured funded debt we are permitted to incur in accordance with the terms described above.

     For purposes of this covenant:

     - "restricted subsidiaries" means all subsidiaries of EG&G, other than those subsidiaries that our board of directors designates as "unrestricted subsidiaries" under the senior indenture, and any subsidiary, a majority of the voting stock of which is owned by unrestricted subsidiaries;

     - "subsidiary" means any corporation more than 50% of the outstanding voting stock of which is owned directly or indirectly by EG&G;

     - "secured funded debt" means funded debt which is secured by a lien, pledge or other encumbrance on any assets of EG&G or a restricted subsidiary;

     - "funded debt" means:

       (a) indebtedness of EG&G or a restricted subsidiary for borrowed money maturing more than 12 months after the time of computation of the indebtedness,

       (b) guarantees of indebtedness for borrowed money of any other entity maturing more than 12 months after the time of computation of the indebtedness, except certain guarantees arising in the ordinary course of business, and

       (c) indebtedness for borrowed money maturing more than 12 months after the time of computation of the indebtedness which is secured by a lien, pledge or other encumbrance on property of EG&G or a restricted subsidiary, regardless of whether the indebtedness is assumed by EG&G or its restricted subsidiaries.

       Funded debt does not include any amounts relating to obligations under leases or lease guarantees, including attributable debt, or any accrued liabilities relating to any pension plan or post retirement medical plan, regardless of whether any of these obligations would be included as liabilities on a consolidated balance sheet of EG&G and its restricted subsidiaries;

     - "attributable debt" means, with respect to any sale and leaseback transaction:

       (a) the balance sheet liability amount of any capital lease entered into in connection with the sale and leaseback transaction determined in accordance with generally accepted accounting principles, plus

       (b) the present value of:

            (1) the amount of future minimum lease payments under any operating leases entered into in connection with the sale and leaseback transaction required to be disclosed under generally accepted accounting principles, less

            (2) any amounts required to be paid in respect of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, calculated using a discount rate equal to EG&G's weighted average cost of funds for borrowed money;

     - "consolidated net tangible assets" means the total amount of assets on a consolidated balance sheet of EG&G and its restricted subsidiaries, less applicable reserves and other properly deductible items and after excluding any investments made in unrestricted subsidiaries, and after deducting:

       (a) all liabilities, including all amounts relating to obligations under leases or lease guarantees, including any attributable debt, which under generally accepted accounting principles would be included on the consolidated balance sheet, but not including funded debt, accrued liabilities relating to any pension plans or post-retirement medical plans, capital stock and surplus, surplus reserves and provisions for deferred income taxes, and

       (b) goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible items;

     - "sale and leaseback transaction" means any arrangement with any entity under which EG&G or a restricted subsidiary sells or transfers any principal property more than 120 days after the acquisition of the principal property or, if later, the completion of construction and commencement of full operations of the principal property, to an entity, and leases from such entity the principal property. Sales and leaseback transactions do not include transactions of this nature between EG&G and our restricted subsidiaries or between restricted subsidiaries, or involving the taking back of a lease for a period of three years or less; and

     - "principal property" means any real property of EG&G or a restricted subsidiary, and any equipment located at, or which is a part of, any such real property, which has a net book value in excess of the greater of $20,000,000 or 5% of consolidated net tangible assets.

  RESTRICTIONS ON SALE AND LEASEBACK TRANSACTIONS

     The senior indenture contains a covenant that we will not, and will not permit our restricted subsidiaries, to enter into any sale and leaseback transaction involving any principal property, unless:

     - EG&G or a restricted subsidiary could create secured funded debt on the property without exceeding the 10% Limit, in a principal amount at least equal to the attributable debt relating to the sale and leaseback transaction that is secured by liens, pledges or other encumbrances on the property to be leased, without equally and ratably securing the outstanding senior debt securities;

     - EG&G, within 120 days after the effective date of the sale and leaseback transaction, applies an amount equal to the value of the sale and leaseback transaction to either (a) the retirement of its secured funded debt or (b) the purchase of other property which is principal property having a fair value, as determined by EG&G, at least equal to the value of such sale and leaseback transaction; or

     - EG&G or a restricted subsidiary delivers to the trustee for cancellation senior debt securities or funded debt in an aggregate principal amount at least equal to the value of the sale and leaseback transaction.

     For purposes of this covenant "value" means the greater of (a) the net proceeds from the sale of the principal property leased in connection with the sale and leaseback transaction or (b) the fair value, as determined by EG&G, of the principal property at the time of the sale and leaseback transaction.

EVENTS OF DEFAULT

     Any one of these events will constitute an "event of default" under the indentures with respect to debt securities of any series:

     - failure to pay principal of or any premium on any debt security of that series when due;

     - failure to pay any interest on any debt security of that series when due, continued for 30 days;

     - failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

     - failure to perform or breach of any other covenants or warranties of EG&G in the applicable indenture continued for 90 days after written notice as provided in the indenture;

     - a default under any indebtedness for money borrowed by EG&G or any of its subsidiaries if:

       (a) the default either:

            (1) results from the failure to pay the principal of any of the indebtedness at its stated maturity or

            (2) relates to an obligation other than the obligation to pay the principal of the indebtedness at its stated maturity, and results in the indebtedness becoming due and payable prior to the date on which it would otherwise become due and payable;

       (b) the principal amount of the indebtedness, together with the principal amount of any other indebtedness in default for failure to pay principal at its stated maturity or the maturity of which has been accelerated, equals a total outstanding amount of $25,000,000 or more at any one time; and

       (c) the indebtedness is not discharged, or the acceleration is not rescinded, within 30 days after written notice as provided in the applicable Indenture;

       - events of bankruptcy, insolvency or reorganization of EG&G; and

       - any other event of default provided with respect to debt securities of that series.

     If any event of default with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to EG&G, declare the principal amount or, if the debt securities of that series are original issue discount debt securities or indexed debt securities, a specified portion of the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of the series may, under the circumstances described in the indenture, rescind the acceleration.

     The applicable prospectus supplement relating to any series of debt securities that are original issue discount debt securities or indexed debt securities will describe the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of this type of series of debt securities upon the occurrence of an event of default and the continuation of such event of default.

     Each indenture provides that, subject to the duty of the trustee under the indenture during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable indemnity.

Subject to these provisions for the indemnification of the trustee and to other conditions described in the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

     No holder of any series of outstanding debt securities will have any right to institute any proceeding with respect to the applicable indenture or for any remedy under the applicable indenture, unless:

     - the holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

     - the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made written request to the trustee to institute the proceeding;

     - such holder or holders have offered reasonable indemnity to the trustee in connection with the request to institute a proceeding;

     - the trustee has failed to institute the proceeding within 60 days after receipt of the notice of a continuing event of default, request to institute a proceeding and offer of indemnity; and

     - the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series before the end of this 60-day period a direction inconsistent with the request to institute a proceeding.

However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of, or premium, if any, or interest on, a debt security on or after the respective due dates expressed in the debt security.

     We will be required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in our performance.

MODIFICATION AND WAIVER

     EG&G and the respective trustees may make modifications and amendments to the Indentures without the consent of the holders of any of the debt securities in order to:

     - evidence the succession of another entity to EG&G and the assumption of the covenants and obligations of EG&G under the debt securities and the indentures by the successor;

     - add to the covenants of EG&G for the benefit of the holders of all or any series of debt securities, or surrender any of EG&G's rights or powers under the indentures;

     - add additional events of default with respect to any series of debt securities;

     - add to or change any provisions to the extent that may be necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of book-entry securities;

     - add to, change or eliminate any provision affecting only debt securities not yet issued;

     - secure the debt securities;

     - establish the form or terms of debt securities of any series;

     - evidence and provide for successor trustees or add or change any provisions as may be necessary to provide for or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

     - permit payment in respect of debt securities in bearer form or coupons in the United States to the extent allowed by law; and

     - cure any ambiguity, correct or supplement any mistaken or inconsistent provisions, or make any other provisions with respect to matters or questions arising under the indentures, as long as the action does not materially and adversely affect any holder of debt securities then outstanding under the applicable indenture.

     EG&G and the trustee may modify and amend each indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series issued under the applicable indenture that are adversely affected by the modification or amendments. However, without the consent of the holders of all debt securities affected by a modification or amendment, EG&G and the trustee may not modify or amend an indenture to:

     - change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

     - reduce the principal amount of, or the premium, if any, or interest on, any debt security, including in the case of an original issue discount debt security the amount payable upon acceleration of the maturity of the original issue discount debt security;

     - change the place or currency of payment of principal of, or premium, if any, or interest on, any debt security;

     - impair the right to institute suit for the enforcement of any payment on any debt security on or at the stated maturity of such debt security, or in the case of redemption, on or after the redemption date therefor;

     - adversely affect any right of the holders to require EG&G to repurchase debt securities;

     - in the case of subordinated debt securities, adversely affect any right to convert such debt securities or modify the subordination provisions in a manner adverse to the holders of the debt securities in any material respect;

     - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for any waiver provided for in the applicable indenture; or

     - modify the provision of the applicable indenture requiring unanimous consent of the holders of debt securities under the circumstances described above, or modify the percentage vote required to consent to waivers of past defaults and restrictive covenants, unless the percentage required under the applicable indenture is increased.

     With respect to the senior indenture, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by EG&G with restrictive provisions concerning:

     - consolidations, mergers and sales of assets;

     - limitations on liens;

     - limitations on sale and leasebacks; and

     - limitations on designation of unrestricted subsidiaries as restricted subsidiaries.

     With respect to the subordinated indenture, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by EG&G with restrictive provisions concerning consolidations, mergers and sales of assets.

     The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into any other entity or transfer all or substantially all of our properties and assets to any other entity, unless:

     - we are the surviving entity in the transaction, or the surviving corporation or purchaser of our properties and assets is a corporation, partnership or trust organized under the laws of any domestic jurisdiction, and the successor or purchaser expressly assumes all of our obligations and covenants under the indentures and the debt securities;

     - after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, will have occurred and be continuing; and

     - in the case of senior debt securities only and except in the case of a merger or consolidation of EG&G and a restricted subsidiary, either (a) the holders of a majority in aggregate principal amount of the outstanding debt securities of each series have consented to the transaction or (b) immediately after consummation of the transaction, EG&G or the successor entity would be permitted to incur at least $1.00 of secured funded debt, without exceeding the 10% Limit.

DEFEASANCE OF DEBT SECURITIES OR CERTAIN
COVENANTS IN CERTAIN CIRCUMSTANCES

  DEFEASANCE AND DISCHARGE

     Each indenture provides that EG&G, at its option:

     - will be discharged from any and all obligations in respect of the debt securities of any series, except for certain obligations to register the transfer or exchange of debt securities of the series, replace stolen, lost or mutilated debt securities of the series, maintain paying agencies and hold moneys for payment in trust, and

     - need not comply with certain restrictive covenants of the indenture,

in each case if we deposit in trust with the trustee money and/or U.S. government obligations which, through the payment of interest on, and principal of, such money or obligations in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, and premium, if any, and interest on, the debt securities of the series on the dates these payments are due, which may include one or more redemption dates that we may designate, in accordance with the terms of the applicable indenture and the debt securities of such series.

     We may only establish this kind of trust if, among other things:

     - no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the applicable Indenture will have occurred and be continuing on the date of the deposit;

     - the deposit will not cause the trustee to have any conflicting interest with respect to other securities of EG&G; and

     - we have delivered an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit or defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred.

  DEFEASANCE OF CERTAIN COVENANTS APPLICABLE TO THE SENIOR DEBT SECURITIES

     The senior indenture provides that the terms of any series of senior debt securities may provide EG&G with the option to be released from the restrictive covenants described under "-- Certain Restrictive Provisions." Both the senior and subordinated indentures provide that the terms of any series of debt securities may provide EG&G with the option to be released from the restrictive covenant described under "-- Consolidation, Merger and Sale of Assets."

     In order to exercise these options, we will be required to deposit with the trustee money and/or U.S. government obligations. This money, together with the payment of interest on and principal of such U.S. government obligations, must provide sufficient money to pay principal of, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities of the series on the stated maturity of such payments in accordance with the terms of the applicable indenture and the debt securities. We will also be required to deliver to the applicable trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the debt securities of the series to recognize income, gain or loss for federal income tax purposes.

     In the event EG&G exercises one of these options and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the applicable trustee will be sufficient to pay amounts due on the debt securities of the affected series at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities of this series at the time of the acceleration resulting from the event of default. However, we will remain liable for these payments.

     The applicable prospectus supplement will state if any defeasance provisions will apply to the offered debt securities.

TRUSTEES

     The First National Bank of Chicago is the trustee under each of the indentures. The trustee may resign or be removed with respect to one or more series of debt securities under the applicable indenture and the successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the related indenture separate and apart from the trust administered by any other trustee. If this occurs, any action described in this prospectus to be taken by the "trustee" may then be taken by each trustee only with respect to the one or more series of securities for which it is trustee.

                            DESCRIPTION OF WARRANTS

     The following description, together with the applicable prospectus supplements, summarizes all the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

     This summary of the warrant agreements, the warrants and the warrant certificates relates to terms and conditions applicable to the warrants generally. The particular terms of any series of warrants will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

GENERAL

     We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and they may be attached to or separate from these securities.

     Each series of warrants will be evidenced by warrant certificates issued under a separate agreement. EG&G will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. The applicable prospectus supplement relating to a particular series of warrants will indicate the name and address of the warrant agent.

     The applicable prospectus supplement will describe the terms of the series of warrants, including:

     - the offering price;

     - the currency for which the warrants may be purchased;

     - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

     - if applicable, the date on and after which the warrants and the related securities will be separately transferable;

     - in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

     - in the case of warrants to purchase common stock, preferred stock or depositary shares, the number of shares of common stock or preferred stock or depositary shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

     - the dates on which the right to exercise the warrants will commence and expire;

     - certain federal income tax consequences of holding or exercising the warrants;

     - the terms of the securities issuable upon exercise of the warrants; and

     - any other terms of the warrants.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, presented for registration of transfer, and exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferrable from the securities with which they were issued, such exchange may take place only in connection with an exchange of the certificates representing the related securities.

     Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

     - in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

     - in the case of warrants to purchase common stock, preferred stock or depositary shares, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of EG&G or to exercise voting rights, if any.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 P.M. New York time on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised together with certain information, and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required amount. The information required to be delivered to the warrant agent will be set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement.

     Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants. If so indicated in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

ANTIDILUTION PROVISIONS

     In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events. No fractional shares will be issued upon exercise of warrants, but we will pay cash value of any fractional shares otherwise issuable.

MODIFICATION

     Any warrant agreement and the terms of the related warrants may be amended by EG&G and the applicable warrant agent by executing a supplemental warrant agreement, without the consent of the holders of any such warrants, for the following purposes:

     - curing any ambiguity, or correcting any defective or inconsistent provision contained therein, or making any other provisions with respect to matters or questions arising under the warrant agreement that is not inconsistent with the provisions of the warrant agreement or the warrant certificates;

     - evidencing the assumption by any successor to EG&G of the covenants of EG&G contained in the warrant agreement and the warrants;

     - appointing a successor warrant agent;

     - evidencing the appointment of a successor warrant agent;

     - adding to the covenants of EG&G for the benefit of the holders of the warrants or surrendering any right or power conferred upon EG&G under the warrant agreement;

     - issuing warrants in definitive form, if the warrants are initially issued in the form of global securities; or

     - amending the warrant agreement and the warrants in any manner that we may deem to be necessary or desirable and that will not adversely affect the interests of the holders of the warrants in any material respect.

     EG&G and the warrant agent may also amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement with the consent of the holders of not less than a majority in number of the unexercised warrants affected by the amendment, except that without the consent of the affected holder, no such amendment may:

     - change the number or amount of securities purchasable upon exercise of the warrants so as to reduce the number or amount of securities purchasable upon such exercise;

     - shorten the period of time during which the warrants may be exercised;

     - otherwise adversely affect the exercise rights of the holders of the warrants in any material respect; or

     - reduce the number of unexercised warrants the consent of holders of which is required for amendment of the warrant agreement or the related warrants.

CONSOLIDATION, MERGER AND SALE
OF ASSETS

     Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease or transfer all or substantially all of our assets to any other corporation, provided that:

     - we are the continuing corporation, or the corporation, if other than EG&G, that is formed by or results from any such consolidation or merger or receives such assets

       (a) is a corporation organized under the laws of the United States of America or a U.S. state and

       (b) assumes all of the obligations of EG&G with respect to all the unexercised warrants and the applicable warrant agreements; and

     - EG&G or the successor corporation, as the case may be, is not immediately in default under such warrant agreement.

ENFORCEABILITY OF RIGHTS BY HOLDERS
OF WARRANTS

     Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by EG&G under the applicable warrant agreement or warrant including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon EG&G. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

RESIGNATION AND APPOINTMENT
OF WARRANT AGENT

     We will provide a warrant agent until all the warrants issued have been exercised or expired in accordance with their terms. The warrant agent may resign at any time by giving notice to us, and we may at any time remove a warrant agent. Any such resignation or removal will take effect upon the appointment of a successor warrant agent. The warrant agent and any successor warrant agent will be a bank or trust company having its office or agent's office in the United States and having a combined capital and surplus of at least $50,000,000.

TITLE

     EG&G, the warrant agents and any agent of EG&G or the applicable warrant agent may treat the registered holder of any warrant certificate as the absolute owner of the warrants for any purpose and as the person entitled to exercise the rights attaching to the warrants, in each case regardless of any notice to the contrary.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     The following description, together with the applicable prospectus supplements, summarizes all the material terms and provisions of the stock purchase contracts and stock purchase units that we may offer pursuant to this prospectus. Specific forms of the stock purchase contracts and stock purchase units and any related collateral arrangements, depositary arrangements, prepaid securities and the documents under which these securities are issued, contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any stock purchase contracts.

     We may issue stock purchase contracts that obligate the holders to purchase from EG&G, and EG&G to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date.

     The price per share of common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are issued or may be determined by a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing the holder's obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts.

     The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. In certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing the holder's obligations under the original stock purchase contract.

                             BOOK-ENTRY SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, we will issue securities, other than common stock, in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable prospectus supplement, the depositary will be The Depository Trust Company. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede is expected to be the initial registered holder of all securities that are issued in book-entry form.

     No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of such securities.

     DTC has informed us that it is:

     - a limited purpose trust company organized under New York banking laws;

     - a "banking organization" within the meaning of the New York banking laws;

     - a member of the Federal Reserve System; and

     - a "clearing agency" registered under the Exchange Act.

     DTC has also informed us that it was created to:

     - hold securities for its participating clients, or "participants"; and

     - facilitate the clearance and settlement of securities transactions among participants through electronic book-entry, thereby eliminating the need for the physical movement of securities certificates.

     Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee, depositary or warrant agent as registered holders of the securities entitled to the benefits of the certificate or the applicable indenture, deposit agreement, warrant agreement, stock purchase contract or stock purchase unit. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

     Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

     Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

     DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate or the applicable indenture, deposit agreement, warrant agreement, stock purchase contract or stock purchase unit only at the direction of one or more participants to whose accounts with DTC the securities are credited.

     Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered;

     - we execute and deliver to the applicable registrar, transfer agent, trustee, depositary and/or warrant agent an order complying with the requirements of the certificate or the applicable indenture, deposit agreement, warrant agreement, stock purchase contract and/or stock purchase unit that the book-entry security will be so exchangeable; or

     - there is a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default with respect to the debt securities.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

     If one of the events described in the immediately preceding paragraph occurs,

DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee, depositary or warrant agent, as the case may be, will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

     Except as described above:

     - a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depositary appointed by us; and

     - DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

     None of EG&G, the trustees, any registrar and transfer agent, any warrant agent or any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a book-entry security.

                              PLAN OF DISTRIBUTION

     We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers. Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated may be among these agents or underwriters. In the ordinary course of their businesses, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with EG&G or its affiliates.

AGENTS

     We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

UNDERWRITERS

     If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

DIRECT SALES

     We may also sell securities directly to one or more purchasers without using underwriters or agents.

     Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

TRADING MARKETS AND LISTING OF SECURITIES

     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

STABILIZATION ACTIVITIES

     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

                             VALIDITY OF SECURITIES

     The legality of the securities have been passed upon for EG&G by Murray Gross, Esq. At the time of this opinion, Mr. Gross was the Senior Vice President, General Counsel and Clerk of EG&G. As of May 2, 1999, Murray Gross, Esq. beneficially owned 175,844 shares (including options to purchase 143,000 shares) of common stock of EG&G. In addition, other customary legal matters relating to the offering of the securities, including matters relating to our due incorporation, legal existence and authorized capitalization, will be passed upon for EG&G by its General Counsel or Hale and Dorr LLP, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements of EG&G and the related financial statement schedules, as of January 3, 1999 and December 28, 1997, and for each of the fiscal years in the three year period ended January 3, 1999, appearing in EG&G's Annual Report on Form 10-K for the year ended January 3, 1999 and the consolidated financial statements of ILC Technology, Inc. as of September 27, 1997 and for the fiscal year then ended, included in EG&G's Forms 8-K/A filed on February 26, 1999, March 10, 1999 and March 30, 1999, both of which are incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Lumen Technologies, Inc. (formerly BEC Group, Inc.) as of December 31, 1997 and for the fiscal year then ended are incorporated in this prospectus by reference to EG&G's Forms 8-K/A filed on February 26, 1999, March 10, 1999 and March 30, 1999, and have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

SEC registration fee........................................  $129,270
Accountants' fees and expenses..............................    90,000
Attorneys' fees and expenses................................   150,000
Printing and engraving expenses.............................    65,000
Fees and expenses of trustee................................     5,000
Rating agencies' fees.......................................    40,000
Miscellaneous...............................................    50,730
                                                              --------
     Total..................................................  $530,000
                                                              ========

---------------

* All fees and expenses other than the SEC registration fee are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 67, Chapter 156B of the General Laws of the Commonwealth of Massachusetts, as amended (the "Massachusetts Business Corporation Law"), and
Article V, Section 9 of the Registrant's Bylaws, to which reference is hereby made, contain provisions authorizing indemnification by the Registrant of directors, officers, employees or agents against certain liabilities and expenses, which they may incur as directors, officers, employees or agents of the Registrant or of certain other entities. Section 67, Chapter 156B of the Massachusetts Business Corporation Law provides that the indemnification of directors, officers, employees and agents of a corporation and persons who serve at the corporation's request as directors, officers, employees and other agents of another organization may be provided to whatever extent as shall be specified by (i) the articles of organization of the corporation or (ii) a bylaw adopted by the stockholder or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Unless otherwise provided in the articles of organization or the bylaws, the indemnification of any persons described above who are not directors of the corporation may be provided by the corporation to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding prior to the final disposition of such action or proceeding, upon receipt of an undertaking by the indemnified person to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67, Chapter 156B of the Massachusetts Business Corporation Law. Any indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization. Indemnification may not be provided for any person with respect to any matter as to which that person shall have been adjudicated in any proceeding to not have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

     Section 65, Chapter 156B of the Massachusetts Business Corporation Law provides a limitation on the imposition of liability under other sections of the Massachusetts Business Corporation Law. Under this Section, a director, officer or incorporator of a corporation is to perform his duties in good faith and in a manner he reasonably believes to be in the best interests of the corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances. Such director, officer or incorporator is entitled to rely on information, opinions, reports or records, including financial statements, books of accounts and other financial records, which are prepared by or presented by or under the supervision of (i) one or more officers or employees of the corporation whom the director, officer or incorporator reasonably believes to be reliable and competent in the matters presented, or (ii) counsel, public accountants or other persons as to matters that the director, officer or incorporator reasonably believes to be within such a person's professional expert competence, or (iii) in the case of a director, a duly constituted committee of the Board of Directors upon which he does not serve, as to matters within its delegated authority, which committee the director reasonably believes to merit confidence. If a director, officer or incorporator performs his duties in the manner that is set forth above, that fact shall be an absolute defense to any claim asserted against him except as expressly provided by statute.

     Section 13, Chapter 156B of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Sections 61 or 62, Chapter 156B of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article Six of the Restated Articles of Organization of the Registrant contains a provision consistent with Section 13, Chapter 156B of the Massachusetts Business Corporation Law and provides that to the fullest extent permitted by the Massachusetts Business Corporation Law, a director of the Registrant shall not be personally liable to the Registrant or its stockholder for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

     Section 9 of Article V of the Bylaws of the Registrant contains provisions relating to the indemnification of directors and officers of the Registrant, which are consistent with Section 67, Chapter 156B of the Massachusetts Business Corporation Law. This Section provides that no indemnification will be provided to any person who was or is a director or officer with respect to any matter as to which such person shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; nor shall indemnification be provided where the corporation is required or has undertaken to submit to a court the question of whether or not indemnification by it is against public policy and it has been finally determined that such indemnification is against public policy; provided, however, that, prior to such final adjudication, the corporation may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment, or both, appears, in the judgment of a majority of those members of the Board of Directors who are not directly involved in such matters, to be for the best interest of the corporation as evidenced by a resolution to that effect adopted after receipt by the corporation of a written opinion of counsel for the corporation that, based upon the facts available to such counsel such person has not acted in a manner that would prohibit indemnification.

     Section 67, Chapter 156B of the Massachusetts Business Corporation Law also contains provisions authorizing a corporation to obtain insurance on behalf of any director, officer, employee or agent of the corporation against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. The Registrant maintains directors' and officers' liability and company reimbursement liability insurance. Subject to certain deductibles, such insurance will pay up to $50,000,000 per year on claims or errors and omissions against the Registrant's directors and officers and will reimburse the Registrant for amounts paid to indemnify directors and officers against the costs of such claims pursuant to the Registrant's Bylaws.

     In the Underwriting Agreements the underwriters will agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

ITEM 16.  EXHIBITS


   +1.1  Form of Common Stock Underwriting Agreement.
   +1.2  Form of Debt Underwriting Agreement.
   +4.1  Form of Senior Debt Indenture between the Registrant and The
         First National Bank of Chicago, as Trustee.
   +4.2 Form of Subordinated Debt Indenture between the Registrant and The First National Bank of Chicago, as Trustee.
    4.3 Restated Articles of Organization of the Registrant filed with the Securities and Exchange Commission on March 30,
         1999 as Exhibit 3.1 to the Registrant's Annual Report on
         Form 10-K and incorporated herein by reference.
    4.4 Bylaws of the Registrant filed with the Securities and Exchange Commission on March 24, 1998 as Exhibit 3.2 to the
         Registrant's Annual Report on Form 10-K and incorporated herein by reference.
    4.5 The Rights Agreement dated as of January 25, 1995 between the Registrant and the First National Bank of Boston filed with the Securities and Exchange Commission on January 27,
         1995 as Exhibit 4.1 to the Registrant's Current Report on
         Form 8-K and incorporated herein by reference.
   +5.1  Opinion and Consent of Murray Gross, Esq.
  #12.1  Statement re computation of ratios.
  +23.1  Consent of Arthur Andersen LLP, Boston.
  +23.2  Consent of Murray Gross, Esq. (included as part of Exhibit
         5.1).
  +23.3  Consent of PricewaterhouseCoopers LLP.
  +23.4  Consent of Arthur Andersen LLP, San Jose.
  +24.1  Powers of attorney.
  +25.1  Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939, as amended, of the First National Bank of Chicago, as Trustee with respect to the Senior Debt
         Indenture, and as Trustee with respect to the Subordinated
         Indenture.


---------------

# Filed herewith.

 + Previously filed.

ITEM 17.  UNDERTAKINGS

     1.  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

        (ii) To reflect in the prospectus any facts arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculations of Registration Fee" table in the effective Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement;

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4.  The undersigned Registrant hereby undertakes that:

     (a) For the purpose of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (b) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF WELLESLEY, COMMONWEALTH OF MASSACHUSETTS ON THE 27TH DAY OF MAY, 1999.


                                          EG&G, INC.

                                          By:     /s/ GREGORY L. SUMME
                                            ------------------------------------
                                                     Gregory L. Summe,
                                                  Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 4 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



                     SIGNATURE                                    TITLE                     DATE
                     ---------                                    -----                     ----

               /s/ GREGORY L. SUMME                    Chief Executive Officer and     May 27, 1999
---------------------------------------------------      Chairman of the Board
                 Gregory L. Summe                        (Principal Executive
                                                         Officer)

                 ROBERT F. FRIEL*                      Senior Vice President and       May 27, 1999
---------------------------------------------------      Chief Financial Officer
                  Robert F. Friel                        (Principal Financial
                                                         Officer)

                 GREGORY D. PERRY*                     Corporate Controller            May 27, 1999
---------------------------------------------------      (Principal Accounting
                 Gregory D. Perry                        Officer)
                TAMARA J. ERICKSON*                    Director                        May 27, 1999
---------------------------------------------------
                Tamara J. Erickson

                   JOHN B. GRAY*                       Director                        May 27, 1999
---------------------------------------------------
                   John B. Gray

                  KENT F. HANSEN*                      Director                        May 27, 1999
---------------------------------------------------
                  Kent F. Hansen

                  JOHN F. KEANE*                       Director                        May 27, 1999
---------------------------------------------------
                   John F. Keane

               NICHOLAS A. LOPARDO*                    Director                        May 27, 1999
---------------------------------------------------
                Nicholas A. Lopardo

                GRETA E. MARSHALL*                     Director                        May 27, 1999
---------------------------------------------------
                 Greta E. Marshall

               MICHAEL C. RUETTGERS*                   Director                        May 27, 1999
---------------------------------------------------
               Michael C. Ruettgers

                     SIGNATURE                                    TITLE                     DATE
                     ---------                                    -----                     ----
               JOHN LARKIN THOMPSON*                   Director                        May 27, 1999
---------------------------------------------------
               John Larkin Thompson

                  G. ROBERT TOD*                       Director                        May 27, 1999
---------------------------------------------------
                   G. Robert Tod

             *By: /s/ GREGORY L. SUMME
   ---------------------------------------------
                 Gregory L. Summe
                 Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.
-------
   +1.1  Form of Common Stock Underwriting Agreement.
   +1.2  Form of Debt Underwriting Agreement.
   +4.1  Form of Senior Debt Indenture between the Registrant and The
         First National Bank of Chicago, as Trustee.
   +4.2  Form of Subordinated Debt Indenture between the Registrant and The First National Bank of Chicago, as Trustee.
    4.3  Restated Articles of Organization of the Registrant filed with the Securities and Exchange Commission on March 30,
         1999 as Exhibit 3.1 to the Registrant's Annual Report on
         Form 10-K and incorporated herein by reference.
    4.4  Bylaws of the Registrant filed with the Securities and
         Exchange Commission on March 24, 1998 as Exhibit 3.2 to the
         Registrant's Annual Report on Form 10-K and incorporated
         herein by reference.
    4.5  The Rights Agreement dated as of January 25, 1995 between the Registrant and the First National Bank of Boston filed with the Securities and Exchange Commission on January 27,
         1995 as Exhibit 4.1 to the Registrant's Current Report on
         Form 8-K and incorporated herein by reference.
   +5.1  Opinion and Consent of Murray Gross, Esq.
  #12.1  Statement re computation of ratios.
  +23.1  Consent of Arthur Andersen LLP, Boston.
  +23.2  Consent of Murray Gross, Esq. (included as part of Exhibit
         5.1).
  +23.3  Consent of PricewaterhouseCoopers LLP.
  +23.4  Consent of Arthur Andersen LLP, San Jose.
  +24.1  Powers of attorney.
  +25.1  Form T-1 Statement of Eligibility under the Trust Indenture
         Act of 1939, as amended, of The First National Bank of
         Chicago, as Trustee with respect to the Senior Debt
         Indenture, and as Trustee with respect to the Subordinated
         Indenture.


---------------

# Filed herewith.

 + Previously filed.